================================================================================
[PRUDENTIAL LOGO]                  PRUCO LIFE INSURANCE COMPANY
                                   Phoenix, Arizona 85014
                                   A STOCK COMPANY SUBSIDIARY OF
                                   The Prudential Insurance Company of America

  ANNUITANT(S)   JOHN DOE                        XX  XXX  XXX  CONTRACT NUMBER
                 MARY DOE                        JUNE 4, 1990  CONTRACT DATE
  ANNUITY DATE   JUNE 4, 2020


      AGENCY R-NK 1

This is an annuity contract. Subject to the provisions of this contract, and in consideration of any purchase payment you make and we accept under the terms of this contract (see List of Contract Limitations), we will make annuity payments starting on the annuity date we show above.

Please read this contract with care. If there is ever a question about it, or if there is a claim, just see one of our representatives or get in touch with one of our offices.

BENEFITS AND VALUES UNDER THIS CONTRACT MAY BE ADJUSTED UPWARD OR DOWNWARD BY THE APPLICATION OF A MARKET VALUE ADJUSTMENT FORMULA. SEE MARKET VALUE ADJUSTMENT FOR A DESCRIPTION OF THE FORMULA, ITS APPLICATION, AND THE BENEFITS AND VALUES AVAILABLE WITHOUT AN ADJUSTMENT.

RIGHT TO CANCEL CONTRACT.--Not later than ten days after you get this contract, you may return it to us. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you. The contract will be cancelled and we will give back any purchase payment promptly.

Signed for Pruco Life Insurance Company, an Arizona Corporation.

      /s/ DORATHY K. LIGHT                             /s/ ESTHER H. MILNES
      --------------------                             --------------------
           SECRETARY                                         PRESIDENT

RETIREMENT ANNUITY CONTRACT.--MONTHLY ANNUITY PAYMENTS STARTING ON ANNUITY DATE. PAYMENT AS STATED UPON DEATH BEFORE ANNUITY DATE. ELIGIBLE FOR ANNUAL DIVIDENDS AS STATED UNDER PARTICIPATION.

================================================================================

FAC--G--101--NJ

                      GUIDE TO CONTENTS



                                                    PAGE
                                                    ----

Contract Data........................................ 3
  Basic Contract Data; Interest; List of Contract
  Limitations; Adjustments to Purchase Payments;
  Adjustments to the Contract Fund; Withdrawal
  Charge

Endorsements......................................... 4

Definitions.......................................... 5

Contract Fund........................................ 5

Market Value Adjustment.......................... 6 & 7
  Market Value Adjustment Formula

Withdrawals.......................................... 7
  Cash Value; Condition for Withdrawal

Death of Annuitant................................... 8
  Before the annuity date; After the annuity date

Beneficiary.......................................... 8

Payout Provisions.................................... 9
  Choosing an Option; Options Described; Other
  Methods of Payments; When No Option
  Chosen; Conditions; Interest Rate; Withdrawal
  Charges

Annuity Settlement Tables........................... 10

General Provisions............................. 11 & 12
  Annual Report; The Contract; Contract
  Modifications; Change of Annuity Date;
  Removal of an Annuitant; Ownership and
  Control; Currency; Misstatement of Age and/or
  Sex; Incontestability; Proof of Life or Death;
  Assignment; Changes; Requested Transactions;
  Minimum Benefits

Dividends........................................... 12
  Participation; Dividend Options


FAC--G--101--NJ                   Page 2

                                  CONTRACT DATA

Annuitant(s)    JOHN DOE                     XX XXX XXX         Contract Number
                MARY DOE                     June 4, 1990       Contract Date

Annuity Date    June 4, 2020

Agency          R-NK I

First Annuitant
    Name          JOHN DOE
    Sex and Issue Age M-35

Co-Annuitant:
    Name          MARY DOE
    Sex and Issue Age F-32

Beneficiary:
    CLASS 1 - Robert Doe
              Son of Annuitants

    CLASS 2 - Barbara Smith
              Sister of Co-Annuitant

Purchase Payment Paid on the Contract Date: $10,000.00

                                    INTEREST

o Guaranteed Interest Rate--This is the effective annual interest rate we will credit for an interest rate period. Your interest rate for the initial interest rate period is 8.3%. We will tell you the effective annual rate for each subsequent interest rate period within one month after it begins.

o Interest Rate Period--This is the period for which we guarantee an interest rate. Your initial interest rate period is 3 years, beginning on the contract date. Each subsequent interest rate period is one year and begins on the contract anniversary following the end of the immediately preceding interest rate period.

o The minimum guaranteed interest rate we will declare for any interest rate period will be at an effective annual rate of 3.0%.


FAC--G--101--NJ                        Page 3

                                                         Contract No. XX XXX XXX

                          LIST OF CONTRACT LIMITATIONS

o The minimum contract fund after a withdrawal without our prior consent is $10,000.

o The minimum withdrawal amount is $500. The withdrawal amount is the amount you receive as a result of the transaction.

o    Purchase payments subsequent to the first are not permitted.

                        ADJUSTMENTS TO PURCHASE PAYMENTS

We will deduct a charge for any applicable state and local premium taxes if applicable.

The remainder of the purchase payment is the invested purchase payment amount.

                        ADJUSTMENTS TO THE CONTRACT FUND

On the contract date the contract fund is equal to the invested purchase payment amount credited on that date. On any day after that date, to the previous days' contract fund, we will:

o    add any Interest

o reduce your contract fund by an amount necessary to produce any amount withdrawn that day, considering the market value adjustment (see Market Value Adjustment) and deduction of any withdrawal charge.

o deduct any amount charged against the contract fund for federal or state income taxes.

o deduct an administration charge of up to $30 on each contract anniversary and when a full withdrawal is made if the value of your contract fund is less than $10,000 at either of those times.



FAC--G--101--NJ                    Page 3A

                                WITHDRAWAL CHARGE

A withdrawal charge is a charge applied against the amount withdrawn when you make a full or partial withdrawal. To determine this charge, we first reduce your withdrawal by any amount not subject to a withdrawal charge. These amounts are:

- any charge-free withdrawal amount not previously withdrawn. The charge-free withdrawal amount that is available in a given contract year is equal to 10% of your contract fund, after any market value adjustment, (see Market Value Adjustment) as of the first withdrawal in a contract year. These amounts may not be accumulated from contract year to contract year.

- earnings not previously withdrawn. Earnings are the excess, if any, of the contract fund after any market value adjustment, over the total purchase payment amounts less (1) any prior purchase payments withdrawn, and (2) any associated withdrawal charges.

- any amount used to provide income under option 2, Life Income (See Payout Provisions).

- any payment withdrawn during the one-month period following the end of an interest rate period.

The withdrawal charge is found by multiplying the balance of the withdrawal, if any, by the appropriate charge rate found below. The charge rate depends on the payment year during which a purchase payment is withdrawn. The withdrawal charge rates are:

             Payment Year of Withdrawal

   1     2     3     4     5     6     7     8 and after
---------------------------------------------------------
   7%    7%    7%    7%    6%    5%    4%    0% (INIT. GUAR. PERIOD OF 7-10 YRS)

   7%    7%    6%    5%    4%    3%    1%    0% (6-YEAR INITIAL GUAR. PERIOD)

   6%    6%    5%    4%    3%    1%    1%    0% (5-YEAR INITIAL GUAR. PERIOD)

   5%    4%    3%    2%    1%    1%    1%    0% (4-YEAR INITIAL GUAR. PERIOD)

   4%    3%    2%    1%    1%    1%    1%    0% (3-YEAR INITIAL GUAR. PERIOD)

   3%    2%    1%    1%    1%    1%    1%    0% (2-YEAR INITIAL GUAR. PERIOD)




FAC--G--101--NJ                    Page 3B

                                                         CONTRACT NO. XX XXX XXX

                                  ENDORSEMENTS

                      (only we can endorse this contract.)



FAC--G--101--NJ                     Page 4

-----------------------=========================================================

                        DEFINITIONS

                        We define here some of the words and phrases used in this contract. We explain others, not defined here, in other parts of the text.

                        We, Our and Us.--The company issuing this contract.

                        You and Your.--The owner of the contract.

                        Annuitant(s).--The person or persons named on the first page. If two persons are named, one of the two is named on page 3 as First Annuitant, the other as Co-Annuitant. In that case, the beneficiary provisions of the contract will be based on the death of the last survivor of the persons so named.

                        Payee.--A beneficiary who has a right to receive a settlement under this contract.

                        Annuity Date.--The date the first annuity payment is due. We show the annuity date on page 3.

                        Attained Age.--An Annuitant's attained age at any time is his or her issue age plus the length of time since the contract date. You will find the issue age(s) on page 3.

                        Contract Date.--The date we receive the initial purchase payment at our Home Office. We show the contract date on page 3.

                        Contract Anniversary.--The same day and month as the contract date in each later year.

                        Contract Year.--A. year which starts on the contract date or on a contract anniversary.

                        Payment Date.--The payment date for a given purchase payment is the date we receive that payment at our Home Office.

                        Payment Anniversary.--The payment anniversary for a given purchase payment is the same day and month as the Payment Date in each later year.

                        Payment Year.--The payment year for a given purchase payment is a year which starts on the Payment Date or on a Payment Anniversary.

-----------------------=========================================================

                        CONTRACT FUND

                        When you make your purchase payment, the invested purchase payment amount becomes your contract fund. Amounts are added to and subtracted from the contract fund as described in the contract data pages. The value of your contract fund, adjusted as described below, is used to determine the amount you may withdraw, the amount we pay upon the death of the sole or last surviving Annuitant prior to the annuity date, and the amount of any payment under an option (See Payout Provisions).


FAC--G--101--NJ                           Page 5

-----------------------=========================================================

                        MARKET VALUE ADJUSTMENT

                        The market value adjustment is made when you request a withdrawal at any time other than the one month period that follows the end of a guaranteed interest rate period.

                        In order to do a market value adjustment we work with four different numbers.

                        They are:

                        1.    The value of your contract fund.

                        2.    The interest rate we guaranteed you.

                        3. The interest rate we would guarantee you today (if you bought this same contract for the number of whole years, plus one additional year, that you now have left in your interest rate period).

                        4. The number of whole months (but not less than one month) you now have left in your interest rate period.

                        Here is how we do it.

                        First, we divide the number of months you now have left in your 4 interest rate period by 12.

                        Second, we subtract the interest rate we would guarantee today, on the same type of contract for the number of years you have left, plus one additional year, from the interest rate we guaranteed you. This answer could be negative.

                        Now we multiply the results of the first two calculations. Again, the result could be negative. If the answer is less than -.40 we will use -.40. If the answer is more than .40 we will use .40.

                        Next, we multiply the result of the last calculation by the value of your contract fund.

                        Finally, we add the result to the contract fund. If the amount we add is more than 1, your contract fund will go up in value. If it is less than 1 (a negative number), your contract fund will go down in value.

                        It is always true that if the interest rate we would offer today is more than the guaranteed rate on your contract, the value of your contract fund will go down. And, if that newer rate is less then the guaranteed rate on your contract, the value of your contract fund will go up.

                        EXAMPLE: IF YOU ASK FOR A WITHDRAWAL, AND THIS IS NOT DURING THE 30 DAYS FOLLOWING AN INTEREST RATE PERIOD--AND

                        1. You have 30 months left in your interest rate period, and,

                        2.    Your guaranteed interest rate is 10% (.10),

                        3. Today we would guarantee an interest rate of 8% (.08) on the same type of contract if you bought it for 3 years (the number of whole years you have left plus 1), then:

                        4.    The value of your contract fund is $ 20,000,

                        We would divide 30 by 12 for a result of 2.5. Next, we would subtract .08 from .10 for a result of .02. Next, we would multiply 2.5 by .02 for a result of .05. Now we multiply .05 by $20,000 for a result of $ 1,000.00. We add $1,000 to $20,000 and your market value adjusted contract fund is $21,000.


FAC--G--101--NJ                           Page 6

                        EXAMPLE: IF YOU ASK FOR A WITHDRAWAL, AND THIS IS NOT DURING THE 30 DAYS FOLLOWING AN INTEREST RATE PERIOD--AND

                        1. You have 30 months left in your interest rate period, and

                        2.    Your guaranteed interest rate is 10%,

                        3. Today we would guarantee an interest rate of 12% (.12) on the same type of contract if you bought it for 3 years (the number of whole years you have left plus 1), then:

                        4.    The value of your contract fund is $20,000

                        We would divide 30 by 12 for a result of 2.5. Next, we would subtract .12 from .10 for a result of -.02. Next, we would 3 multiply 2.5 by -.02 for a result of -.05. Now we multiply -.05 by $20,000 for a result of -$1,000.00. We add -$1,000 to $20,000 and your market value adjusted contract fund is $ 19,000.


          MARKET VALUE Stated as a formula, the market value adjustment is ADJUSTMENT FORMULA equal to: (M/12)x(R-C), where:

                        M is the number of whole months (but not less than one month) left in the initial or subsequent guaranteed interest period.

                        R is the contract's initial or renewal interest rate, in decimals, and

                        C is the current initial interest rate, in decimals, we offer on newly-issued contracts like this one for the number of whole years, plus one, remaining in the present initial or subsequent interest rate period as of the date we receive your request for a withdrawal. If we no longer offer these contracts, we will use a rate equal to the most recent Moody's Corporate Bond Yield Average--Monthly Average Corporates, for that duration, as published by Moody's Investment Services, Inc. or any successor to that service. If that average is no longer published, we will use a substantially similar average, established by the insurance regulator where this contract is delivered.


-----------------------=========================================================

                        WITHDRAWALS

                        Before the annuity date, you may be able to make full or partial withdrawals of your cash value.

                        The withdrawal amount is any amount you receive as a result of this transaction.

            CASH VALUE  The cash value at any time is the contract fund after any market value adjustment, minus any withdrawal charge. The withdrawal charge rate(s), how they are applied, and a description of any withdrawal amounts excluded from these charges are described in the contract data pages. Any paid-up annuity, cash surrender value or death benefits are not less than the minimum required by statute. Where required, we have given the insurance regulator a detailed statement of how we compute values and benefits.

                        We reserve the right to postpone paying any withdrawal for up to six months. If we do so for more than 10 days, we will pay interest at the rate of at least 3% a year.

         CONDITION FOR  You may make a full withdrawal at any time. You may make
            WITHDRAWAL  a partial withdrawal if it is at least equal to the minimum withdrawal amount and the remaining contract fund is at least equal to the minimum contract fund amount after withdrawal. Both amounts are shown under the List of Contract Limitations.


FAC--G--101--NJ                           Page 7

-----------------------=========================================================

                        DEATH OF ANNUITANT

    BEFORE THE ANNUITY  If a sole or last surviving Annuitant dies before the
                  DATE  annuity date, we will pay the beneficiary the greater of
                        (a) the contract fund, after any market value adjustment, and (b) minimum proceeds, both determined as of the date we receive due proof of death. The minimum proceeds is the total invested purchase payment amount, minus any withdrawals and withdrawal charges, accumulated at the minimum guaranteed interest rate(s) shown in the contract data pages.

                        If two Annuitants are named in the contract and both have died and there is not sufficient evidence that they have died otherwise than simultaneously, the proceeds of the contract will be distributed as if the First Annuitant had survived the Co-Annuitant.

     AFTER THE ANNUITY  If the Annuitant dies on or after the annuity date, the
                  DATE settlement then in effect will govern whether and to whom we will make any payment(s).

-----------------------=========================================================

                        BENEFICIARY

                        You may designate or change a beneficiary. Your request must be in writing and in a form which meets our needs. It will take effect only when we file it at our Home Office; this will be after you send the contract to us to be endorsed, if we ask you to do so. Then any previous beneficiary's interest will end as of the date of the request. It will end then even if no Annuitant is living when we file the request. Unless otherwise stated, we will make payment to the beneficiary only if the last surviving or sole Annuitant dies before the annuity date. Any beneficiary's interest is subject to the rights of any assignee we know of.

                        When a beneficiary is designated, any relationship shown is to the Annuitant (First Annuitant if two Annuitants are named on page 3) unless otherwise stated.

                        To show priority, we may use numbered classes, so that the class with first priority is called class 1, the class with next priority is called class 2, and so on. When we use numbered classes, these statements apply to beneficiaries unless the form states otherwise: (In these provisions and in the Example, the term "Annuitant" refers, where two Annuitants are named, to the last surviving Annuitant.)

                        1. One who survives the Annuitant will have the right to be paid only if no one in a prior class survives the Annuitant.

                        2. One who has the right to be paid will be the only one paid if no one else in the same class survives the Annuitant.

                        3. Two or more in the same class who have the right to be paid will be paid in equal shares.

                        4. If none survives the Annuitant, we will pay in one sum to the Annuitant's estate.

                        EXAMPLE: SUPPOSE THE CLASS 1 BENEFICIARY IS JANE AND THE CLASS 2 BENEFICIARIES ARE PAUL AND JOHN. IF THE ANNUITANT DIES BEFORE THE ANNUITY DATE, WE OWE JANE THE PROCEEDS IF SHE IS LIVING AT THE ANNUITANT'S DEATH. WE OWE PAUL AND JOHN THE PROCEEDS IF THEY ARE LIVING THEN BUT JANE IS NOT. BUT IF ONLY ONE OF THEM IS LIVING, WE OWE HIM THE PROCEEDS. IF NONE OF THEM IS LIVING, WE OWE THE ANNUITANT'S ESTATE.

                        Before we make a payment, we have the right to decide what proof we need of the identity, age or any other facts about any persons designated as beneficiaries. If beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.


FAC--G--101--NJ                           Page 8

-----------------------=========================================================

                        PAYOUT PROVISIONS

    CHOOSING AN OPTION  You may use the contract fund after any market value adjustment, as of the annuity date to provide an income to the Annuitant(s) under one or more of the options we describe below. But, for any annuity option, we will first deduct from this amount any charge for state and local premium taxes, and any withdrawal charges described below. We offer the same annuity options to the payee that we offer to an Annuitant. And we determine monthly payments for the payee in the same way we do for an Annuitant.

                        Your choice of an option will take effect on the annuity date but only if: (1) the person on whose life the annuity is to be based is living on that date; (2) the first payment under the option will be at least $50; and
                        (3) you do not void the choice by making a later choice before the annuity date.

                        If two Annuitants are named in the Contract and both are living, settlement will be made on the life of the First Annuitant, as named on page 3.

     OPTIONS DESCRIBED  When we use the word Annuitant in the following paragraphs we mean the Annuitant for whom the annuity described was chosen and who is to receive settlement under the annuity.

                        For an Annuitant, the first payment under these options is due on the annuity date.

                        For a payee, unless a later date is requested, the first payment will be due on the first day of the earliest calendar month on or after the day the Home Office has received the request for the settlement and due proof of the Annuitant's death and such claim forms and other evidence as may be satisfactory to us.

                        Here are the options we offer. We may also consent to other arrangements.

              OPTION 1 We will make equal payments for up to 25 years. The (INSTALLMENTS FOR A Option 1 Table shows the minimum amounts we will pay.
         FIXED PERIOD)

 OPTION 2 (LIFE INCOME) We will make monthly payments for as long as the person on whose life the settlement is based lives, with payments certain for 120 months. The Option 2 Table shows the minimum amounts we will pay.

              OPTION 3 We will hold an amount at interest. We will pay the (INTEREST PAYMENT) interest annually, semi-annually, quarterly, or monthly.

      OTHER METHODS OF  We may offer other methods of payment. Contact one of
               PAYMENT our representatives or get in touch with one of our offices for information.

 WHEN NO OPTION CHOSEN  If no choice takes effect on the annuity date, settlement under the Interest Payment Option will become effective.

            CONDITIONS  Your right to choose an option is subject to all these conditions: (1) You must ask for the option in writing and in a form which meets our needs. (2) You must send the contract to us to be endorsed. (3) If we require it, you must give us proof of the date of birth of the person on whose life an annuity payment is based. (4) We must have your request, the contract and any required proof(s) of the date(s) of birth before the annuity date.

         INTEREST RATE  Payments under any of the options will be calculated assuming an effective interest rate of at least 3 1/2% a year. We may include more interest.

    WITHDRAWAL CHARGES  Before we make payments under options 1 or 3, we will reduce the contract fund after any market value adjustment, by a withdrawal charge in the same way as we would if you had made a withdrawal (see Withdrawals). If you choose any other method of payment not described in this contract, we will tell you if it is subject to a withdrawal charge.


FAC--G--101--NJ                           Page 9

       AMOUNTS PAYABLE  If the annuity date is a contract anniversary, for
                        Options 1 and 2 we will use the table below to compute the amount of the annuity payment.

                        If the annuity date is not a contract anniversary, we will adjust the amounts accordingly.

                        When we computed the amounts we show in the Option 2 table, we adjusted the 1983 Table 2 to an age last birthday basis, less three years; we used an interest rate of 3 1/2% a year. If the age is over 80, the rate for age 80 will be used.



        OPTION 1 TABLE
------------------------------
      MINIMUM AMOUNT OF
     MONTHLY PAYMENT FOR                                                           OPTION 2 TABLE
   EACH $1,000, THE FIRST                                                   Amount of Annuity Payment for
     PAYABLE IMMEDIATELY                                               each $1,000 applied on the Annuity Date
-------------------------------                              ------------------------------------------------------------
     Number        Monthly
    of Years       Payment                                     AGE       MALE     FEMALE     AGE       MALE     FEMALE
-------------------------------                              ------------------------------------------------------------
                                                                41      $3.88     $3.67       61      $5.25     $4.79
       1          $84.65                                        42       3.92      3.70       62       5.36      4.89
       2           43.05                                        43       3.97      3.74       63       5.48      4.98
       3           29.19                                        44       4.01      3.78       64       5.60      5.09
       4           22.27                                        45       4.06      3.82       65       5.73      5.20
       5           18.12                                        46       4.12      3.86       66       5.87      5.31
                                                                47       4.17      3.90       67       6.01      5.43
       6           15.35                                        48       4.23      3.94       68       6.15      5.56
       7           13.38                                        49       4.28      3.99       69       6.30      5.70
       8           11.90                                        50       4.35      4.04       70       6.46      5.84
       9           10.75                                        51       4.41      4.09       71       6.62      5.99
      10            9.83                                        52       4.48      4.15       72       6.79      6.15
                                                                53       4.55      4.21       73       6.96      6.31
      11            9.09                                        54       4.62      4.27       74       7.13      6.49
      12            8.46                                        55       4.70      4.33       75       7.30      6.67
      13            7.94                                        56       4.78      4.40       76       7.48      6.85
      14            7.49                                        57       4.68      4.47       77       7.66      7.04
      15            7.10                                        58       4.95      4.54       78       7.83      7.24
                                                                59       5.05      4.62       79       8.00      7.44
      16            6.76                                        60       5.15      4.71       80       8.17      7.64
      17            6.47                                     ------------------------------------------------------------
      18            6.20
      19            5.97
      20            5.75

      21            5.56
      22            5.39
      23            5.24
      24            5.09
      25            4.96
------------------------------
 Multiply the monthly amount
   by 2.989 for quarterly,
   5.952 for semi-annual or
      11.804 for annual.
------------------------------


FAC--G--101--NJ                           Page 10

-----------------------=========================================================

                        GENERAL PROVISIONS

         ANNUAL REPORT  Starting on the first contract anniversary we will send you a report each year until the annuity date. It will show the contract fund, the cash value, interest and any other credits applied during the year; and charges and withdrawals during the year. The report will include any other data that may be currently required where this contract is delivered. You may ask for a report like this at any time. But, except for the report we send you once a year, we have the right to charge a fee for each report.

          THE CONTRACT  This document forms the whole contract.

CONTRACT MODIFICATIONS  Only one of our officers at the rank of vice president or above may agree to modify this contract, and then only in writing.

     CHANGE OF ANNUITY  You may be able to change your annuity date. But any change may be DATE made only if we consent, and will be subject to conditions that are then determined.

         REMOVAL OF AN  If a First Annuitant and a Co-Annuitant are named, we
             ANNUITANT  will remove one from the contract upon: (1) receipt of your written request to remove that Annuitant; or (2) receipt of due proof that the Annuitant has died.

 OWNERSHIP AND CONTROL  Unless we endorse this contract to say otherwise: (1 )
                        the owner of the contract is the Annuitant (the First Annuitant, if two are named); (2) while any Annuitant is living the owner alone is entitled to (a) any contract benefit and value, and (b) the exercise of any right and privilege granted by the contract or by us; and (3) if two Annuitants are named and the First Annuitant, dies while the Co-Annuitant is living, the Co-Annuitant will become the Owner.

              CURRENCY Any money we pay, or which is paid to us, must be in United States currency. Any amount we owe will be payable at our Home Office.

   MISSTATEMENT OF AGE  If any Annuitant's stated sex or date of birth or both
            AND/OR SEX  are not correct, we will change each benefit and the amount of each annuity payment to that which the total purchase payment amounts would have bought for the correct sex and/or date of birth. Also, we will adjust the amount of any payments we have already made. Here is how we will do it: (1) We will deduct any overpayments, with interest at 5% a year, from any payment(s) due then or later. (2) We will add any underpayments, with interest at 5% a year, to the next payment we make after we receive proof of the correct sex and date of birth.

      INCONTESTABILITY  We will not contest this contract unless the purchase payment due on the contract date is not paid.


FAC--G--101--NJ                           Page 11

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PROOF OF LIFE OR DEATH  Before we make a payment, we have the right to require proof of the life or death of any person whose life or death determines whether or to whom we must make the payment.

            ASSIGNMENT  [CANCELED]

               CHANGES  We reserve the right, upon 90 days notice to you to:

                        1. change any or all terms and provisions of the Annuity Settlement Table, but only with respect to any portion of an annuity settlement deriving from purchase payments, if any, made on or after the effective date of the change and earnings on those purchase payments; and

                        2.    make any changes required by law.

REQUESTED TRANSACTIONS  On any requested transaction, we have the right to require that your request be in writing. We may also ask for your contract to endorse it.

-----------------------=========================================================

                        DIVIDENDS

         PARTICIPATION  This contract is eligible to participate in our divisible surplus. We do not expect that any dividends will be payable on or before the annuity date. While any annuity settlement is in effect, the contract will share in our surplus to the extent and in the way we decide.

      DIVIDEND OPTIONS  If you ask us in writing at our Home Office and in a form which meets our needs, you may choose one of these uses for any dividend we declare:

                        1.    we will pay it to you in cash;

                        2.    we will credit it to the contract fund.

                        If you have not made a choice by 31 days after we credit a dividend, we will apply it as we state in 2 above.


FAC--G--101--NJ                           Page 12

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                             [Intentionally blank]


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RETIREMENT ANNUITY CONTRACT.--MONTHLY ANNUITY PAYMENTS STARTING ON ANNUITY DATE.
PAYMENT AS STATED UPON DEATH BEFORE ANNUITY DATE. ELIGIBLE FOR ANNUAL DIVIDENDS AS STATED UNDER PARTICIPATION.


FAC--G--101--NJ                           Page 14